GUARANTY

THIS GUARANTY (as amended, restated, or supplemented, this “Guaranty”) is executed June 16, 2006, effective as of March 31, 2006, by the undersigned (jointly and severally, “Guarantor” and collectively, the “Guarantors”), for the benefit of Sterling Bank (the “Lender”).

RECITALS

A.  Lothian Oil Inc., a Delaware corporation, Lothian Oil (USA) Inc., a Texas corporation, Lothian Oil Texas I, Inc., a Texas corporation, United Heritage Corporation, a Utah corporation and UHC New Mexico Corporation, a New Mexico corporation (each individually, a “Borrower” and collectively, the “Borrowers”) and Lender have entered into the Amended and Restated Credit Agreement dated as of even date herewith (as amended, restated, or supplemented, from time to time the “Credit Agreement”), together with certain other Loan Documents.

B.  Guarantors expect to continue to receive business opportunities and financial benefit from Borrowers. Guarantors have agreed to enter into this Guaranty so that Borrowers can receive the benefits of the Credit Agreement.

C.  In addition, Guarantors may benefit from Borrowers’ execution of the Credit Agreement as Guarantors may be the indirect recipient of funds advanced by Lender to Borrowers under the Credit Agreement.

D.  It is expressly understood among Borrowers, Guarantors, and Lender that the execution and delivery of this Guaranty is a condition precedent to Lender’s obligations to extend credit under the Credit Agreement.

E.  In each Guarantor’s judgment, the value of the consideration received and to be received by it under the Loan Documents is reasonably worth at least as much as its liability and obligation under this Guaranty, and such liability and obligation may reasonably be expected to benefit Guarantors directly or indirectly.

NOW, THEREFORE, for valuable consideration, the receipt and adequacy of which are hereby acknowledged, Guarantors guarantee to Lender the prompt payment of the Guaranteed Obligation when due and at all times thereafter, as follows:

1.  Definitions. Each capitalized term used but not defined in this Guaranty shall have the meaning given that term in the Credit Agreement. The following terms shall have the following meanings as used in this Guaranty:

Borrower and Borrowers have the meanings given in Recital A and includes, without limitation, all of Borrower’s successors and assigns, each Borrower as a debtor-in-possession, and any receiver, trustee, liquidator, conservator, custodian, or similar party hereafter appointed for such Borrower or for all or any portion of each Borrower’s assets pursuant to any liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, or similar Debtor Relief Law from time to time in effect.

Company Indebtedness means all obligations of the Borrowers or any of their Subsidiaries to Guarantor, whether direct, indirect, fixed, contingent, liquidated, unliquidated, joint, several, or joint and several, now existing or arising after the date of this Guaranty, due or to become due to any Guarantor, or held or to be held by any Guarantor, whether created directly or acquired by assignment or otherwise, and whether or not evidenced by written instrument including the obligation of Borrowers to any Guarantor as a subrogee of Lender or resulting from any Guarantor’s performance under this Guaranty.

Debtor Relief Laws means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

Guaranteed Obligation (a) Any and all indebtedness, obligations (including reimbursement obligations) and liabilities of Borrowers to Lender now existing or hereafter incurred in connection with or incident to the Loan(s), under or arising out of or in connection with any documents executed in connection with any indebtedness of Borrowers to Lender in connection with the Loan or any promissory note or notes executed by any Borrower at any time in connection with the Loan(s), whether for principal, interest, penalty interest, fees, expenses or otherwise, including, without limitation, all sums, principal, accrued interest and other amounts owing with respect to the Note, together with any and all renewals, extensions and/or rearrangements thereof, whether with or without notice to any Guarantor; (b) all interest, charges, expenses, attorneys’ or other fees and any other sums payable to or incurred by the Lender, to the extent reasonable, in connection with the execution, administration or enforcement of the Lender’s rights and remedies under the Note; and (c) all post-petition interest on the Guaranteed Obligation in the event of a bankruptcy or insolvency of any Borrower.

Lien means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, and any financing lease having substantially the same economic effect as any of the foregoing.

Loan means any advance by Lender to or for the benefit of the Borrowers pursuant to the Credit Agreement.

Paid in Full or Payment in Full means that the Guaranteed Obligation is completely paid (including principal, interest, fees and expenses).

2.  Guaranty. Each Guarantor hereby guarantees prompt payment and performance of the Guaranteed Obligation at all times. This is an absolute, unconditional irrevocable and continuing guaranty of payment (and not of collection) of the Guaranteed Obligation which will remain in effect until (a) the Guaranteed Obligation is Paid in Full, and (b) the Lender’s commitments to extend credit under the Credit Agreement have terminated, and (c) the Obligations under and as defined in the Credit Agreement have been paid in full and fully performed. The circumstance that at any time or from time to time all or any portion of the Guaranteed Obligation may be paid in full shall not affect any Guarantor’s obligation with respect to the Guaranteed Obligation thereafter incurred. No Guarantor may rescind or revoke its obligations to Lender under this Guaranty with respect to the Guaranteed Obligation. At the Lender’s option, all payments under this Guaranty shall be made to the office of Lender located in the United States and in U.S. Dollars.

3.  Financial Information. Guarantors agree to furnish promptly to Lender any and all financial or other information regarding Guarantor or its property as Lender may reasonably request in writing.

4.  Default by Borrower. If an Event of Default exists, Guarantors shall pay the amount of the Guaranteed Obligation then due and payable to Lender on demand and without (a) further notice of dishonor, to any Guarantor, (b) any prior notice to any Guarantor of the acceptance by Lender of this Guaranty, (c) any notice having been given to Guarantors prior to such demand of the creating or incurring of such Indebtedness, or (d) notice of intent to accelerate or notice of acceleration to any Guarantor or any Borrower. To enforce such payment by any Guarantor it shall not be necessary for Lender to first or contemporaneously institute suit or exhaust remedies against any Borrower or others liable on such Indebtedness, or to enforce rights against any security or collateral ever given to secure such Indebtedness.

5.  Amount of Guaranty and Consideration. The Lender’s books and records showing the amount of the Guaranteed Obligation shall be admissible in evidence in any action or proceeding, and shall be binding upon the Guarantors and conclusive for the purpose of establishing the amount of the Guaranteed Obligation. In consummating the transactions contemplated by the Credit Agreement, Guarantors do not intend to disturb, delay, hinder, or defraud either its present or future creditors. Guarantors are familiar with, and have independently reviewed books and records regarding, the financial condition of Borrowers and are familiar with the value of the security and support for the payment and performance of the Guaranteed Obligation. Based upon such examination, and taking into account the fairly discounted value of Guarantors’ contingent obligations under this Guaranty and the value of the subrogation and contribution claims Guarantors could make in connection with this Guaranty, and assuming each of the transactions contemplated by the Credit Agreement is consummated and Borrowers make full use of the credit facilities thereunder, the present realizable fair market value of the assets of each Guarantor exceeds the total obligations of each such Guarantor, and each Guarantor is able to realize upon its assets and pay its obligations as such obligations mature in the normal course of business. Each Guarantor represents and warrants to Lender that the value of consideration received and to be received by it is reasonably worth at least as much as its liability under this Guaranty, and such liability may reasonably be expected to benefit each Guarantor, directly or indirectly.

6.  Liability for Other Indebtedness of Borrower. If either Guarantor becomes liable for any Indebtedness owing by any Borrower to Lender, by endorsement or otherwise, other than under this Guaranty, such liability shall not be impaired or affected by this Guaranty and the rights of Lender under this Guaranty shall be cumulative of any and all other rights that Lender may ever have against either Guarantor.

7.  Subordination. Guarantors hereby expressly subordinate all Company Indebtedness to the Payment in Full of the Guaranteed Obligation. Guarantors agree not to receive or accept any payment from any Borrower or any of its Subsidiaries with respect to the Company Indebtedness at any time an Event of Default exists and, in the event any Guarantor receives any payment on the Company Indebtedness in violation of the foregoing, such Guarantor shall hold any such payment for the benefit of Lender and promptly turn it over to Lender, in the form received (with any necessary endorsements), to be applied to the Guaranteed Obligation. If Lender so requests, any such Company Indebtedness shall be enforced and all amounts received by any Guarantor shall be received in trust for the Lender and the proceeds thereof shall be paid over to the Lender on account of the Guaranteed Obligation, but without reducing or affecting in any manner the liability of Guarantor under this Guaranty.

8.  Subrogation. Until the Guaranteed Obligation is Paid In Full, Guarantors agree that they will not assert, enforce, or otherwise exercise (a) any right of subrogation to any of the rights or liens of Lender or any other beneficiary against any Borrower or any other obligor on the Guaranteed Obligation or any Collateral or other security, or (b) any right of recourse, reimbursement, subrogation, contribution, indemnification, or similar right against any Borrower or any other obligor or other guarantor on all or any part of the Guaranteed Obligation (whether such rights in clause (a) or clause (b) arise in equity, under contract, by statute, under common law, or otherwise).

9.  Enforceability of Guaranty; No Release.

(a)  This Guaranty shall not be affected by the genuineness, validity, regularity or enforceability of the Guaranteed Obligation or any instrument or agreement evidencing any part of the Guaranteed Obligation, or by the existence, validity, enforceability, perfection, or extent of any collateral securing the Guaranteed Obligation, or by any fact or circumstance relating to the Guaranteed Obligation which might otherwise constitute a defense to the obligations of any Guarantor under this Guaranty.

(b)  Guarantors agree that the Lender may, at any time and from time to time, and without notice to the Guarantors, make any agreement with any Borrower or with any other Person liable on any of the Guaranteed Obligations or providing collateral as security for the Guaranteed Obligations, for the extension, renewal, payment, compromise, discharge or release of the Guaranteed Obligations or any collateral (in whole or in part), or for any modification or amendment of the terms thereof or of any instrument or agreement evidencing the Guaranteed Obligations or the provision of collateral, all without in any way impairing, releasing, discharging or otherwise affecting the obligations of any Guarantor under this Guaranty.

(c)  Each Guarantor hereby agrees its obligations under the terms of this Guaranty shall not be released, discharged, diminished, impaired, reduced or otherwise adversely affected by any of the following: (i) Lender’s taking or accepting of any other security or guaranty for any or all of the Guaranteed Obligation; (ii) any release, surrender, exchange, subordination or loss of any security at any time existing in connection with any or all of the Guaranteed Obligation; (iii) any full or partial release of the liability of any other obligor on the Guaranteed Obligation; (iv) the insolvency, becoming subject to any Debtor Relief Law, or lack of corporate power of any Borrower, or any party at any time liable for the payment of any or all of the Guaranteed Obligation; (v) any renewal, extension or rearrangement of the payment of any or all of the Guaranteed Obligation, either with or without notice to or consent of any Guarantor, or any adjustment, indulgence, forbearance, or compromise that may be granted or given by Lender to any Borrower, any Guarantor, or any other obligor on the Guaranteed Obligation; (vi) any neglect, delay, omission, failure or refusal of Lender to take or prosecute any action for the collection of all or any part of the Guaranteed Obligation or to foreclose or take or prosecute any action in connection with any instrument or agreement evidencing or securing any or all of the Guaranteed Obligation; (vii) any failure of Lender to give any Guarantor notice of any of the foregoing it being understood that Lender shall not be required to give any Guarantor any notice of any kind under any circumstances with respect to or in connection with the Guaranteed Obligation, other than any notice expressly required to be given to a Guarantor under this Guaranty; (viii) the unenforceability of all or any part of the Guaranteed Obligation against any Borrowers by reason of the fact that the Guaranteed Obligation (or the interest on the Guaranteed Obligation) exceeds the amount permitted by Law, the act of creating the Guaranteed Obligation, or any part thereof, is ultra vires, or the officers creating same exceeded their authority or violated their fiduciary duties in connection therewith; (ix) any payment of the Guaranteed Obligation to Lender is held to constitute a preference under any Debtor Relief Law or if for any other reason Lender is required to refund such payment or make payment to someone else (and in each such instance this Guaranty shall be reinstated in an amount equal to such payment); or (x) any discharge, release, or other forgiveness of any Borrower’s liability for the payment of the Guaranteed Obligation.

10.  Exercise of Rights and Waiver.

(a)  No failure by Lender to exercise, and no delay in exercising, any right or remedy under this Guaranty shall operate as a waiver thereof. The exercise by Lender of any right or remedy under this Guaranty under the Loan Documents, or other instrument, or at Law or in equity, shall not preclude the concurrent or subsequent exercise of any other right or remedy. The remedies provided in this Guaranty are cumulative and not exclusive of any remedies provided by law or in equity. The unenforceability or invalidity of any provision of this Guaranty shall not affect the enforceability or validity of any other provision herein.

(b)  The obligations of Guarantors under this Guaranty are those of primary obligor, and not merely as surety, and are independent of the Guaranteed Obligation. Each Guarantor waives diligence by Lender and action on delinquency in respect of the Guaranteed Obligation or any part thereof, including any provisions of laws requiring Lender to exhaust any right or remedy or to take any action against any Borrower any other guarantor or any other Person before enforcing this Guaranty against any Guarantor. Each Guarantor hereby waives all rights by which it might be entitled to require suit on an accrued right of action in respect of any of the Guaranteed Obligation or require suit against any Borrower, the other Guarantor or others, whether arising pursuant to Section 34.02 of the Texas Business and Commerce Code, as amended (regarding a Guarantor’s right to require Lender to sue any Borrower on accrued right of action following Guarantors’ written notice to Lender), Section 17.001 of the Texas Civil Practice and Remedies Code, as amended (allowing suit against Guarantor without suit against any Borrower, but precluding entry of judgment against a Guarantor prior to entry of judgment against any Borrower), Rule 31 of the Texas Rules of Civil Procedure, as amended (requiring Lender to join any Borrower in any suit against Guarantor unless judgment has been previously entered against any Borrower), or otherwise.

(c)  Each Guarantor waives notice of acceptance of this Guaranty, notice of any loan to which it may apply, and waives presentment, demand for payment, protest, notice of dishonor or nonpayment of any loan, notice of intent to accelerate, notice of acceleration, and notice of any suit or notice of the taking of other action by Lender against any Borrower, any Guarantor or any other Person and any notice to any party liable thereon (including such Guarantor).

11.  Stay of Acceleration. In the event that acceleration of the time for payment of any of the Guaranteed Obligation is stayed, upon the insolvency, bankruptcy or reorganization of any Borrower or any other Person, or otherwise, all such amounts shall nonetheless be payable, jointly and severally, by Guarantors immediately upon demand by Lender.

12.  Expenses. Guarantors shall pay on demand all out-of-pocket expenses (including attorneys’ costs) in any way relating to the enforcement or protection of the Lender’s rights under this Guaranty, including any incurred in the preservation, protection or enforcement of any rights of the Lender in any case commenced by or against Guarantor under Title 11, United States Code or any similar or successor statute. The obligations of the Guarantor under the preceding sentence shall survive termination of this Guaranty.

13.  Amendments. No provision of this Guaranty may be waived, amended, supplemented or modified, except by a written instrument executed by Lender and Guarantors.

14.  Reliance and Duty to Remain Informed. Each Guarantor confirms that it has executed and delivered this Guaranty after reviewing the terms and conditions of the Credit Agreement and the other Loan Documents and such other information as it has deemed appropriate in order to make its own credit analysis and decision to execute and deliver this Guaranty. Each Guarantor confirms that it has made its own independent investigation with respect to Borrowers’ creditworthiness and is not executing and delivering this Guaranty in reliance on any representation or warranty by Lender as to such creditworthiness. Guarantors expressly assume all responsibilities to remain informed of the financial condition of Borrowers and any circumstances affecting (a) Borrowers’ ability to perform under the Loan Documents to which Borrowers are parties or (b) any collateral securing all or any part of the Guaranteed Obligation.

15.  Change in Guarantor’s Status. Should any Guarantor become insolvent, or fail to pay its debts generally as they become due, or voluntarily seek, consent to, or acquiesce in the benefit or benefits of any Debtor Relief Law or become a party to (or be made the subject of) any proceeding provided for by any Debtor Relief Law (other than as a creditor or claimant) that could suspend or otherwise adversely affect the rights of the Lender granted under this Guaranty, then, in any such event, the Guaranteed Obligation shall be, as between Guarantors and Lender, a fully matured, due, and payable obligation of Guarantors, jointly and severally, to Lender (without regard to whether any Borrower is then in default or whether the Guaranteed Obligation, or any part thereof is then due and owing by Borrowers to Lender), payable, jointly and severally, in full by Guarantors to Lender upon demand, which shall be the estimated amount owing in respect of the contingent claim created under this Guaranty.

16.  Representations and Warranties. Each Guarantor acknowledges that certain representations and warranties set out in the Credit Agreement are in respect of it, and Guarantor reaffirms that each such representation and warranty is true and correct.

17.  Covenants. Each Guarantor acknowledges that certain covenants set forth in the Credit Agreement are in respect of it or shall be imposed upon it, and each Guarantor covenants and agrees to promptly and properly perform, observe, and comply with each such covenant.

18.  Offset Claims. The Guaranteed Obligation shall not be reduced, discharged or released because or by reason of any existing or future offset, claim or defense (except for the defense of Payment in Full of the Guaranteed Obligation) of any Borrower or any other party against Lender or against payment of the Guaranteed Obligation, whether such offset, claim, or defense arises in connection with the Guaranteed Obligation or otherwise. Such claims and defenses include, without limitation, failure of consideration, breach of warranty, fraud, statute of frauds, bankruptcy, infancy, statute of limitations, lender liability, accord and satisfaction, and usury.

19.  Setoff. If and to the extent any payment is not made when due under this Guaranty, Lender may setoff and charge from time to time any amounts so due against any or all of any Guarantor’s accounts or deposits with any Lender.

20.  Binding Agreement. This Guaranty is for the benefit of Lender and respective successors and assigns. Each Guarantor acknowledges that in the event of an assignment of the Guaranteed Obligation or any part thereof in accordance with the Credit Agreement, the rights and benefits under this Guaranty, to the extent applicable to the Indebtedness so assigned, may be transferred with such Indebtedness. This Guaranty is binding on each Guarantor and its successors and permitted assigns, provided that Guarantor may not assign its rights or obligations under this Guaranty without the prior written consent and Lender (and any attempted assignment without such consent shall be void).

21.  Notices. All notices required or permitted to be given under this Guaranty, if any, must be in writing and shall or may, as the case may be, be given in the same manner as notice is given under the Credit Agreement as follows:

If to Lender:

Sterling Bank
2550 North Loop West, Suite 800
Houston, Texas 77092
Telephone No.: (713) 507-7918
Facsimile No.: (713) 507-7948
E-mail:  daniel.steele@banksterling.com
Attn: Daniel G. Steele

with a copy to:

Porter & Hedges, L.L.P.
1000 Main, 36th Floor
Houston, Texas 77002
Telephone No.: (713) 226-6660
Facsimile No.: (713) 226-6260
E-mail: edelpozo@porterhedges.com
Attention: Ephraim del Pozo

If to Borrower:

Lothian Oil Inc.
405 N. Marienfeld, Suite 200
Midland, TX 79701
Facsimile No.: (432) 686-2644
E-mail: swilson@lothian.us
Attention: C. Scott Wilson

If to Guarantor:

Lothian Oil Texas II, Inc.
405 N. Marienfeld, Suite 200
Midland, TX 79701
Facsimile No.: (432) 686-2644
E-mail: swilson@lothian.us
Attention: C. Scott Wilson

Subject to the terms of the Credit Agreement, by giving at least 30 days written notice, any party to this Guaranty shall have the right from time to time and at any time while this Guaranty is in effect to change their respective addresses or fax numbers and each shall have the right to specify a different address or fax number within the United States of America. Nothing in this Section shall be construed to require any notice to any Guarantor not otherwise expressly required in this Guaranty.

22.  Reinstatement and Termination.

(a)  Notwithstanding anything in this Guaranty to the contrary, this Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any portion of the Guaranteed Obligations is revoked, terminated, rescinded or reduced or must otherwise be restored or returned upon the insolvency, bankruptcy or reorganization of any Borrower or any other Person or otherwise, as if such payment had not been made and whether or not the Lender is in possession of or has released this Guaranty and regardless of any prior revocation, rescission, termination or reduction.

(b)  Subject to clause (a) regarding reinstatement, this Guaranty shall terminate and be released on the date the Guaranteed Obligation is Paid In Full, the Obligation under the Credit Agreement has been paid in full, and the Lender’s obligations to extend credit under the Credit Agreement have terminated.

23.  Governing Law. THIS GUARANTY IS TO BE CONSTRUED — AND ITS PERFORMANCE ENFORCED — UNDER TEXAS LAW.

24.  No Oral Agreements. THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO SHALL BE DETERMINED SOLELY FROM WRITTEN AGREEMENTS, DOCUMENTS, AND INSTRUMENTS, AND ANY PRIOR ORAL AGREEMENTS BETWEEN THE PARTIES ARE SUPERSEDED BY AND MERGED INTO SUCH WRITINGS. THIS GUARANTY (AS AMENDED IN WRITING FROM TIME TO TIME) THE CREDIT AGREEMENT, AND THE OTHER WRITTEN LOAN DOCUMENTS EXECUTED BY BORROWERS, LENDER OR GUARANTORS (OR BY BORROWER OR GUARANTORS FOR THE BENEFIT OF LENDER) REPRESENT THE FINAL AGREEMENT BETWEEN BORROWERS, GUARANTORS, AND LENDER AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS BY THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES. THIS SECTION IS INCLUDED HEREIN PURSUANT TO SECTION 26.02 OF THE TEXAS BUSINESS AND COMMERCE CODE, AS AMENDED FROM TIME TO TIME.

[The signatures are on the next page.]

This Guaranty is executed effective as of date first above written.

GUARANTOR:

Lothian Oil Texas II, Inc.

By:	/s/ C. Scott Wilson
C. Scott Wilson
Chief Financial Officer

UHC Petroleum Services Corporation

By:	/s/ C. Scott Wilson
C. Scott Wilson
Chief Executive Officer and President

UHC Petroleum Corporation

By:	/s/ C. Scott Wilson
C. Scott Wilson
Chief Executive Officer and President

Signature Page to Guaranty